UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 6, 2005, Key Technology, Inc. (the "Company") granted pursuant to stock bonus agreements an aggregate of 167,500 shares of the Company's common stock to certain officers of the Company as restricted stock awards under the Company's 2003 Restated Employee's Stock Incentive Plan (the "Plan"). The restricted stock awards were granted to the following officers in the following amounts:

	Number of Shares of Restricted Stock Granted
Name	Continued Employment Vesting	Performance Vesting
John Boutsikaris	12,500	17,500
Ronald W. Burgess	12,500	17,500
Craig Miller	12,500	17,500
Steven J. Miner		7,500
Kirk W. Morton	15,000	30,000
James D. Ruff		7,500
Gordon Wicher		17,500

The restrictions on the restricted stock awards under the continued employment grants lapse after periods of approximately 32 - 35 months. The restrictions on the awards under the performance grants lapse on December 31, 2007 subject to continued employment and the achievement of certain goals related to cumulative growth in net income measured during the three consecutive fiscal years that began with the fiscal year in which the agreements were executed.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.  Description

10.1 Form of Restricted Stock Bonus Agreement

(Continued Employment Vesting)

10.2 Form of Restricted Stock Bonus Agreement

(Performance Vesting)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Ronald W. Burgess
Ronald W. Burgess
Senior Vice President and Chief Financial Officer

Dated: September 12, 2005